EXHIBIT 28(a) 4 UNDER FORM N-1A
EXHIBIT 3(i) UNDER ITEM 601/REG. S-K

FEDERATED MUNICIPAL SECURITIES FUND, INC.

ARTICLES SUPPLEMENTARY

Federated Municipal Securities Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:       The Corporation is authorized to issue one billion (1,000,000,000) shares of common stock, all of which have a par value of one cent ($.01) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND:       The Board of Directors of the Corporation hereby reclassifies (i) 125,000,000 shares of the authorized and unissued shares of Federated Municipal Securities Fund, Inc. Class A Shares, 25,000,000 of the authorized and unissued shares of Class B Shares, 100,000,000 of the authorized and unissued shares of Class C Shares and 50,000,000 of the authorized and unissued shares of Class F Shares (a total of 300,000,000 shares), into Federated Municipal Securities Fund, Inc. Institutional Shares Class Shares.

THIRD:       Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue one billion (1,000,000,000) shares of common stock, all of which were of a par value of one cent ($.01) per share with an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class       Number of Shares

Federated Municipal Securities Fund, Inc. Class A 375,000,000

Federated Municipal Securities Fund, Inc. Class B 75,000,000

Federated Municipal Securities Fund, Inc. Class C 150,000,000

Federated Municipal Securities Fund, Inc. Class F 100,000,000

Federated Municipal Securities Fund, Inc. Class T 300,000,000

Aggregate Authorized Shares 1,000,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue one billion (1,000,000,000) shares of common stock, all of which have a par value of one cent ($.01) per share, with an aggregate par value of ten million dollars ($10,000,000) classified as follows:

Class       Number of Shares

Federated Municipal Securities Fund, Inc. Class A 250,000,000

Federated Municipal Securities Fund, Inc. Class B 50,000,000

Federated Municipal Securities Fund, Inc. Class C 50,000,000

Federated Municipal Securities Fund, Inc. Class F 50,000,000

Federated Municipal Securities Fund, Inc. Class T 300,000,000

Federated Municipal Securities Fund, Inc. Institutional Share Class 300,000,000

Aggregate Authorized Shares 1,000,000,000

FOURTH:       The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation’s Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation.

FIFTH: The stock has been reclassified by the Board of Directors under the authority contained in the Charter of the Corporation.

SIXTH: These Articles Supplementary will become effective immediately upon filing with and acceptance for recording by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on June 1, 2017.

The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, acknowledges that to the best of his knowledge, information and belief, these matter and facts are true in all material respects and that this statement is made under the penalties for perjury.

(Signatures on next page)

ATTEST FEDERATED MUNICIPAL SECURITIES FUND, INC.

/s/ George F. Magera /s/ Christopher Donhaue

George F. Magera J. Christopher Donahue

Assistant Secretary President

FEDERATED MUNICIPAL SECURITIES FUND, INC.

ARTICLES OF AMENDMENT

FEDERATED MUNICIPAL SECURITIES FUND, INC., a Maryland corporation having its principal office in the city of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking Article FIRST and inserting the following in its place:

"FIRST: The name of the Corporation is Federated Municipal Bond Fund, Inc."

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders; and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

THIRD: These Articles of Amendment will become effective immediately upon filing with and acceptance for record by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Federated Municipal Securities Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on June 1, 2017.

The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FEDERATED MUNICIPAL

ATTEST SECURITIES FUND, INC.

/s/ George F. Magera /s/ Christopher Donahue

George F. Magera J. Christopher Donahue

Assistant Secretary President